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                        SALTON SEA FUNDING CORPORATION

                       OFFER TO EXCHANGE ITS REGISTERED
             7.02% SENIOR SECURED SERIES D NOTES DUE MAY 30, 2000
                      FOR ANY AND ALL OF ITS OUTSTANDING
            7.02% SENIOR SECURED SERIES D NOTES DUE MAY 30, 2000;
                       OFFER TO EXCHANGE ITS REGISTERED
             8.30% SENIOR SECURED SERIES E BONDS DUE MAY 30, 2011
                      FOR ANY AND ALL OF ITS OUTSTANDING
            8.30% SENIOR SECURED SERIES E BONDS DUE MAY 30, 2011;

     THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 10, 1996, UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS MAY BE
    WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 10, 1996.

                                                                  July 30, 1996

To Brokers, Dealers, Commercial Banks,
 Trust Companies and Other Nominees:

   Enclosed for your consideration is a Prospectus dated July 29, 1996 (as the same may be amended or supplemented from time to time, the "Prospectus") and related Letter of Transmittal (the "Letter of Transmittal") in connection with the offer (the "Exchange Offer") by Salton Sea Funding Corporation (the "Company") to exchange (i) its 7.02% Senior Secured Series D Notes Due May
30, 2000 ("New Series D Securities") for an equal principal amount of its outstanding 7.02% Senior Secured Series D Notes Due May 30, 2000 ("Old Series D Securities"), of which $70,000,000 aggregate principal amount is outstanding, and (ii) its 8.30% Senior Secured Series E Bonds Due May 30,
2011 ("New Series E Securities" and collectively with the New Series D Securities, "New Securities") for an equal principal amount of its outstanding 8.30% Senior Secured Series E Bonds Due May 30, 2011 ("Old Series E Securities" and collectively with the Old Series D Securities, "Old Securities"), of which $65,000,000 aggregate principal amount is outstanding. The New Securities are being offered for exchange in order to satisfy certain obligations of the Company under the Exchange and Registration Rights Agreement, dated June 20, 1996, among the Company and other signatories thereto.

   We are asking you to contact your clients for whom you hold Old Securities registered in your name or in the name of your nominee. In addition, we ask you to contact your clients who, to your knowledge, hold Old Securities registered in their own name. The Company will not pay any fees or commissions to any broker, dealer or other person in connection with the solicitation of tenders pursuant to the Exchange Offer. You will, however, be reimbursed (upon request) by the Company for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Company will pay all transfer taxes, if any, applicable to the tender of Old Securities to it or its order, except as otherwise provided in the Prospectus and the Letter of Transmittal.

   Enclosed herewith for your information and for forwarding to your clients for whom you hold Old Securities registered in your name or in the name of your nominee, or who hold Old Securities registered in their own name, are copies of the following documents:

     1. The Prospectus dated July 29, 1996;

     2. The Letter of Transmittal for your use in connection with the tender of the Old Securities and for the information of your clients. Facsimile copies of the Letter of Transmittal may be used to tender Old Securities;




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     3. A form of letter that may be sent to your clients for whose accounts you hold Old Securities registered in your name or the name of your nominee, with space provided for obtaining the clients' instructions with regard to the Exchange Offer;

     4. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Old Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent (as defined below) prior to the Expiration Date (as defined below) or if the procedures for book-entry transfer cannot be completed on a timely basis;

     5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

     6. Return envelopes addressed to Chemical Trust Company of California (the "Exchange Agent"), the exchange agent for the Exchange Offer.

   YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 10, 1996, UNLESS EXTENDED BY THE COMPANY (THE "EXPIRATION DATE"). ANY OLD SECURITIES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN, SUBJECT TO THE PROCEDURES DESCRIBED IN THE
PROSPECTUS, AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

   To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Old Securities should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

   If holders of Old Securities wish to tender, but it is impracticable for them to forward their certificates for Old Securities prior to the Expiration Date or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in "The Exchange Offer--Procedures for Tendering" section of the Prospectus.

   Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to the Exchange Agent at its address and telephone number set forth on the back cover of the Prospectus.

                                               Very truly yours,

                                               Salton Sea Funding Corporation

   NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.